UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2009

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14049	06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue Norwalk, Connecticut		06851
(Address of Principal Executive Office)		(Zip Code)

(203) 845-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On June 30, 2009, Coordinated Management Holdings, L.L.C. (“CMH”), an indirect wholly-owned subsidiary of IMS Health Incorporated (the “Registrant”), purchased the minority (approximately 7%) membership interests (the “Minority Interests”) in IMS Health Licensing Associates, L.L.C. (the “LLC”), a Delaware limited liability company, that were held by two third party investors.  The third party investors in the LLC were Utrecht-America Finance Co. and Edam, L.L.C. (collectively, the “Third Party Investors”), both of which are unrelated to the Registrant.  The purchase of the Minority Interests by CMH was made pursuant to the terms of an Amended and Restated Agreement of Limited Liability Company of IMS Health Licensing Associates, L.L.C., which governs the relationship between the Registrant, two of its wholly-owned subsidiaries, Coordinated Management Systems, Inc. and IMS AG, and the Third Party Investors.  The cost to purchase the Minority Interests was $100,969,960, which cost the Registrant financed through a combination of cash and borrowings under its revolving credit facility. Following the purchase of the Minority Interests by CMH, the Registrant, together with its wholly-owned subsidiaries, will hold 100% of the membership interests in the LLC.  The LLC is a separate and distinct legal entity from that of the Registrant and is in the business of licensing database assets and computer software.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1

Amended and Restated Agreement of Limited Liability Company of IMS Health Licensing Associates, L.L.C. by and among IMS Health Incorporated, Coordinated Management Systems, Inc., IMS AG, Utrecht-America Finance Co. and Edam, L.L.C., dated as of July 1, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on July 6, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Incorporated

Date: July 1, 2009	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Amended and Restated Agreement of Limited Liability Company of IMS Health Licensing Associates, L.L.C. by and among IMS Health Incorporated, Coordinated Management Systems, Inc., IMS AG, Utrecht-America Finance Co. and Edam, L.L.C., dated as of July 1, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on July 6, 2006).